UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2019

Black Hills Corporation

(Exact name of registrant as specified in its charter)

South Dakota	001-31303	46-0458824
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7001 Mount Rushmore Road

Rapid City, SD 57702

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (605) 721-1700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(d))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock of $1.00 par value	BKH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The disclosure under Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01	Other Events.

Completion of Debt Offering

On October 3, 2019, Black Hills Corporation (the “Company”) issued (i) an aggregate principal amount of $400 million of its 3.050% Notes due 2029 (the “2029 Notes”) and (ii) an aggregate principal amount of $300 million of its 3.875% Notes due 2049 (the “2049 Notes” and together with the 2029 Notes, the “Notes”). The Notes were issued and sold pursuant to the previously disclosed Underwriting Agreement entered into on September 26, 2019 by the Company and the several underwriters named in Schedule A thereto (the “Underwriting Agreement”).

The Notes were offered pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-219705) (the “Registration Statement”), which became effective upon filing with the Securities and Exchange Commission, and the related Prospectus dated August 4, 2017 and Prospectus Supplement dated September 26, 2019. We intend to apply the net proceeds from our sale of Notes, after payment of the costs and expenses of the transactions described in this Current Report on Form 8-K, to (i) redeem or otherwise retire all of the $200 million outstanding principal amount of 5.875% Notes due July 15, 2020, (ii) repay up to all of our outstanding $400 million term loan under the Amended and Restated Credit Agreement, dated as of July 30, 2018, with JPMorgan Chase Bank, N.A. as Administrative Agent, and (iii) repay all or a portion of our outstanding commercial paper. Any portion of the net proceeds not so used may be used for general corporate purposes.

Copies of opinions related to the Notes are attached hereto as exhibits and are expressly incorporated by reference herein and into the Registration Statement.

Terms of the Notes

The Notes were issued pursuant to the Indenture dated as of May 21, 2003 (the “Base Indenture”), between the Company and Wells Fargo Bank, National Association (as successor to LaSalle Bank National Association), as trustee (the “Trustee”), as previously supplemented and as further supplemented by an Eighth Supplemental Indenture entered into by the Company on October 3, 2019 (the “New Supplemental Indenture” and together with the Base Indenture, the “Indenture”). The Notes bear interest at the applicable rate per annum listed in the description of the Notes above, payable semi- annually in arrears (i) on April 15 and October 15 of each year, beginning on April 15, 2020. The stated maturity for the 2029 Notes is October 15, 2029 and for the 2049 Notes is October 15, 2049. The Notes are the unsecured senior obligations of the Company and will rank equally with all of our existing and future unsecured and unsubordinated indebtedness and senior to all of our existing and future subordinated indebtedness.

The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods), which include among other things nonpayment, breach of covenants in the Indenture and certain events of bankruptcy and insolvency. If an event of default occurs and is continuing with respect to a series of Notes, the Trustee or holders of at least 25% in principal amount outstanding of such series of Notes may declare the principal and the accrued and unpaid interest, if any, on all of the outstanding Notes of such series to be due and payable. These events of default are subject to a number of important qualifications, limitations and exceptions that are described in the Indenture.

Copies of the New Supplemental Indenture and the forms of the Notes are attached hereto as exhibits and are expressly incorporated by reference herein and into the Registration Statement. The foregoing descriptions are qualified in their entirety by reference to the actual terms of the applicable exhibit attached hereto.

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Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

The following exhibits are furnished or filed herewith:

Number	Exhibit
4.1	Eighth Supplemental Indenture dated as of October 3, 2019 between Black Hills Corporation and Wells Fargo Bank, National Association (as successor to LaSalle Bank National Association), as trustee.
4.2	Form of 3.050% Notes due 2029 (included in Exhibit 4.1)
4.3	Form of 3.875% Notes due 2049 (included in Exhibit 4.1)
5.1	Opinion of Brian G. Iverson, Esq.
5.2	Opinion of Faegre Baker Daniels LLP
23.1	Consent of Brian G. Iverson, Esq. (included in the opinion filed as Exhibit 5.1)
23.2	Consent of Faegre Baker Daniels LLP (included in the opinion filed as Exhibit 5.2)
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK HILLS CORPORATION

By:	/s/ Richard W. Kinzley
Richard W. Kinzley
Senior Vice President and Chief Financial Officer

Date: October 4, 2019

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